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                                                                      EXHIBIT 23



ACCOUNTANTS' CONSENT


         We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 9, 2004 contained in the 2003 audited consolidated financial statements of United Bancorp, Inc., which is included in this Form 10-K.

/s/Grant Thornton
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GRANT THORNTON LLP



Cincinnati, Ohio
March 29, 2004